Exhibit (f)
Consent of the Federal Republic of Germany
     On behalf of the Federal Republic of Germany, I hereby consent to the making of the statements with respect to the Federal Republic of Germany included in the Annual Report on Form 18-K of KfW for the year ended December 31, 2008 and to the incorporation by reference of such information in the Registration Statement under Schedule B of KfW filed with the Securities and Exchange Commission of the United States of America.

May 11, 2009

	By:	/s/ Elke Kallenbach Elke Kallenbach
Ministerialrätin (Head of Division)